FOR IMMEDIATE RELEASE
CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES THIRD QUARTER 2009 RESULTS:
NET OPERATING INCOME OF $331 MILLION, NET INCOME OF $263 MILLION,
P&C COMBINED RATIO OF 101.0%
BOOK VALUE PER COMMON SHARE OF $35.38,
AN INCREASE OF 29% FROM JUNE 30, 2009
CHICAGO, November 2, 2009 — CNA Financial Corporation (NYSE: CNA) today announced third quarter 2009 results, which included net operating income of $331 million, or $1.11 per common share, and net income of $263 million, or $0.86 per common share. The combined ratio for Property & Casualty Operations was 101.0% for the quarter. Book value per common share was $35.38 at September 30, 2009, as compared to $27.53 at June 30, 2009 and $20.92 at December 31, 2008.

	Results for the Three Months		Results for the Nine Months
	Ended September 30 (a)		Ended September 30 (a)
($ millions)	2009	2008	2009	2008
Net operating income	$331	$83	$785	$554
Net realized investment losses	(67)	(423)	(610)	(527)

Net income (loss) from continuing operations	264	(340)	175	27
Net (loss) income from discontinued operations	(1)	9	(2)	10

Net income (loss)	$263	$(331)	$173	$37

(a)	References to net operating income (loss), net realized investment gains (losses) and net income (loss) used in this press release reflect amounts attributable to CNA Financial Corporation (CNAF), unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N of the Consolidated Financial Statements within the 2008 Form 10-K for further discussion of this measure.

Earnings (Loss) Per Share Attributable to Common Stockholders

	Results for the		Results for the
	Three Months		Nine Months
	Ended September 30		Ended September 30
	2009	2008	2009	2008
Net operating income	$1.23	$0.31	$2.92	$2.06
Less: 2008 Senior Preferred dividend	(0.12)	—	(0.35)	—

Net operating income attributable to CNAF common stockholders	1.11	0.31	2.57	2.06
Net realized investment losses	(0.25)	(1.57)	(2.27)	(1.96)

Net income (loss) from continuing operations	0.86	(1.26)	0.30	0.10
Net income (loss) from discontinued operations	—	0.03	(0.01)	0.04

Net income (loss) attributable to CNAF common stockholders	$0.86	$(1.23)	$0.29	$0.14

Net operating income for the three months ended September 30, 2009 improved $248 million as compared with the same period in 2008. Net operating income for our core Property & Casualty Operations increased $179 million, while results for our non-core operations increased $69 million. This improvement was primarily due to lower catastrophe losses, higher net investment income and a $61 million after-tax gain from a settlement that resolved litigation related to the placement of personal accident reinsurance. Catastrophe losses were $15 million after-tax in the third quarter of 2009, as compared with catastrophe impacts of $168 million after-tax in the third quarter of 2008. Partially offsetting these favorable items was an unfavorable change in current accident year underwriting results excluding catastrophes. Our Property & Casualty Operations produced third quarter combined ratios of 101.0% and 107.0% in 2009 and 2008, or 99.5% and 91.3% before the 1.5 point and 15.7 point impacts related to catastrophes.
“CNA turned in another quarter of solid operating income, driven by improved investment income and relatively light catastrophe losses,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “In our core Property & Casualty Operations, we are pleased with the continued strong performance of the Specialty Lines segment. We continue to focus on improving profitability in the Standard Lines segment. Rate trends are encouraging across our portfolio. However, the recession has reduced exposures, putting downward pressure on premium volume.”
“We are also pleased by the continued strong recovery of CNA’s investment portfolio. Book value per common share increased 29% over the course of the quarter, even as we continued our efforts to reduce portfolio risk and volatility,” said Mr. Motamed.
Pretax net investment income for the third quarter of 2009 increased $221 million as compared with the same period in 2008. This increase was primarily driven by improved results from limited partnership investments.
After-tax net realized investment losses decreased $356 million for the three months ended September 30, 2009 as compared with the same period in 2008, driven by decreased other-than-temporary impairment (OTTI) losses recorded in the period.

Net results for the three months ended September 30, 2009 improved $594 million as compared with the same period in 2008. This improvement was due to lower net realized investment losses and higher net operating income.
Net operating income for the nine months ended September 30, 2009 improved $231 million as compared with the same period in 2008. Net operating income for our core Property & Casualty Operations increased $189 million, while results for our non-core operations increased $42 million. The overall improvement was primarily due to lower catastrophe losses, higher net investment income and the gain from the settlement discussed in the three month comparison above. Catastrophe losses were $51 million after-tax for the nine months ended September 30, 2009, as compared with catastrophe impacts of $233 million after-tax for the same period in 2008. Partially offsetting these favorable items was an unfavorable change in current accident year underwriting results excluding catastrophes. Our Property & Casualty Operations produced combined ratios of 99.1% and 100.9% for the nine months ended September 30, 2009 and 2008, or 97.4% and 93.6% before the 1.7 point and 7.3 point impacts related to catastrophes.
Pretax net investment income for the nine months ended September 30, 2009 increased $306 million as compared with the same period in 2008, driven by improved results from limited partnership investments. Excluding indexed group annuity business trading portfolio losses of $103 million in 2008, net investment income increased $203 million. These trading portfolio losses were substantially offset by a corresponding decrease in the policyholders’ funds reserves supported by this trading portfolio. We exited the indexed group annuity business in 2008.
After-tax net realized investment losses increased $83 million for the nine months ended September 30, 2009 as compared with the same period in 2008. For the nine months ended September 30, 2009, OTTI losses of $752 million after-tax were primarily driven by credit issues in the financial sector and the impact of difficult economic conditions on residential and commercial mortgage-backed securities. OTTI losses of $546 million after-tax were recorded for the nine months ended September 30, 2008.
Net income for the nine months ended September 30, 2009 improved $136 million as compared with the same period in 2008. This increase was primarily due to higher net operating income, partially offset by higher net realized investment losses.

Business Operating Highlights
Standard Lines works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services primarily to small, middle-market and large businesses and organizations domestically.
•	Net written premiums decreased $91 million for the third quarter of 2009 as compared with the same period in 2008. The current economic conditions have led to decreased insured exposures. Average rate was flat for the third quarter of 2009, as compared to decreases of 5% for the third quarter of 2008 for the policies that renewed during those periods. Retention rates of 80% and 81% were achieved for those policies that were available for renewal in each period.
•	Net operating results improved $165 million for the third quarter of 2009 as compared with the same period in 2008. This improvement was primarily due to lower catastrophe losses and higher net investment income. Catastrophe losses were $13 million after-tax in the third quarter of 2009, as compared to catastrophe impacts of $160 million after-tax in the third quarter of 2008. Partially offsetting these favorable items was an unfavorable change in current accident year underwriting results excluding catastrophes.
•	The combined ratio improved 17.1 points for the third quarter of 2009 as compared with the same period in 2008. The loss ratio improved 22.3 points primarily due to decreased catastrophe losses, partially offset by the impact of higher current accident year non-catastrophe loss ratios. The expense ratio increased 3.3 points, primarily related to higher underwriting expenses, unfavorable changes in estimates for insurance-related assessments, and the lower net earned premium base. Underwriting expenses increased primarily due to higher employee-related costs.
•	Net results for the third quarter of 2009 improved $235 million as compared with the same period in 2008. This increase was primarily attributable to improved net operating results and lower net realized investment losses.
Specialty Lines provides professional, financial and specialty property and casualty products and services, both domestically and abroad, through a network of brokers, managing general underwriters and independent agencies.
•	Net written premiums decreased $30 million for the third quarter of 2009 as compared with the same period in 2008. This decrease reflects lower net written premiums for CNA Global, partially offset by growth in U.S. Specialty Lines. CNA Global written premiums were unfavorably impacted by current economic conditions and foreign exchange. Modest growth in U.S. Specialty written premiums was driven by strong rate increases in the financial institutions and directors and officers lines, partially offset by the impact of current economic conditions. Average rate was flat for the third quarter of 2009, as compared to decreases of 3% for the third quarter of 2008 for the policies that renewed during those periods. Retention rates of 84% were achieved for those policies that were available for renewal in both periods.
•	Net operating income improved $14 million for the third quarter of 2009 as compared with the same period in 2008. This improvement was primarily due to higher net investment income, partially offset by decreased favorable net prior year development and an unfavorable change in current accident year underwriting results.

•	The combined ratio increased 4.1 points for the third quarter of 2009 as compared with the same period in 2008. The loss ratio increased 3.6 points primarily due to less favorable net prior year development and higher current accident year loss ratios recorded in several lines of business. The expense ratio increased 0.6 points primarily related to the lower net earned premium base.
•	Net income improved $64 million for the third quarter of 2009 as compared with the same period in 2008. This improvement was primarily attributable to lower net realized investment losses.
Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.
•	Net results improved $295 million for the third quarter of 2009 as compared with the same period in 2008. This increase was primarily due to improved net realized investment results, a $61 million after-tax gain, net of reinsurance, from a settlement that resolved litigation related to the placement of personal accident reinsurance and favorable performance on our remaining pension deposit business. Partially offsetting these favorable items were unfavorable results in our long term care business.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business primarily in run-off, including CNA Re. This segment also includes the results related to the centralized adjusting and settlement of asbestos and environmental pollution.
•	Net loss decreased $10 million for the third quarter of 2009 as compared with the same period in 2008. The decrease was primarily due to lower net realized investment losses and higher net investment income, partially offset by a release in the third quarter of 2008 from the allowance for uncollectible reinsurance receivables of $27 million after-tax arising from a change in estimate.

Segment Results for the Three Months Ended September 30, 2009

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income	$112	$159	$271	$51	$9	$331
Net realized investment (losses) gains	(45)	(25)	(70)	14	(11)	(67)

Net income (loss) from continuing operations	$67	$134	$201	$65	$(2)	$264

Segment Results for the Three Months Ended September 30, 2008

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating (loss) income	$(53)	$145	$92	$(36)	$27	$83
Net realized investment losses	(115)	(75)	(190)	(194)	(39)	(423)

Net (loss) income from continuing operations	$(168)	$70	$(98)	$(230)	$(12)	$(340)

Segment Results for the Nine Months Ended September 30, 2009

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income	$318	$451	$769	$3	$13	$785
Net realized investment losses	(272)	(167)	(439)	(101)	(70)	(610)

Net income (loss) from continuing operations	$46	$284	$330	$(98)	$(57)	$175

Segment Results for the Nine Months Ended September 30, 2008

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$166	$414	$580	$(69)	$43	$554
Net realized investment losses	(165)	(99)	(264)	(209)	(54)	(527)

Net income (loss) from continuing operations	$1	$315	$316	$(278)	$(11)	$27

Property & Casualty Operations Gross Written Premiums

	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2009	2008	2009	2008
Standard Lines	$711	$804	$2,399	$2,580
Specialty Lines	1,242	1,290	3,742	3,864

Total P&C Operations	$1,953	$2,094	$6,141	$6,444

Property & Casualty Operations Net Written Premiums

	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2009	2008	2009	2008
Standard Lines	$632	$723	$2,156	$2,342
Specialty Lines	845	875	2,508	2,583

Total P&C Operations	$1,477	$1,598	$4,664	$4,925

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Standard Lines	74.0%	96.3%	72.4%	81.1%
Specialty Lines	62.1%	58.5%	62.0%	62.8%
Total P&C Operations	67.4%	76.0%	66.7%	71.4%
Total P&C Companies (a)	74.0%	82.5%	76.4%	80.2%

Property & Casualty Calendar Year Combined Ratios

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Standard Lines	112.2%	129.3%	108.0%	112.2%
Specialty Lines	91.9%	87.8%	91.7%	91.0%
Total P&C Operations	101.0%	107.0%	99.1%	100.9%
Total P&C Companies (a)	107.5%	114.1%	108.9%	110.3%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life & Group Non-Core and Corporate & Other Non-Core, including CNA Re and asbestos and environmental pollution exposures.
Standard Lines Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	109.7%	96.0%	106.6%	98.6%
Effect of catastrophe impacts	2.9	32.4	3.5	14.9
Effect of development-related items	(0.4)	0.9	(2.1)	(1.3)

Combined ratio	112.2%	129.3%	108.0%	112.2%

Specialty Lines Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	97.0%	94.4%	96.7%	93.1%
Effect of catastrophe impacts	0.4	1.3	0.3	0.5
Effect of development-related items	(5.5)	(7.9)	(5.3)	(2.6)

Combined ratio	91.9%	87.8%	91.7%	91.0%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Combined ratio excluding the effect of catastrophe impacts and development-related items	102.8%	95.2%	101.4%	95.6%
Effect of catastrophe impacts	1.5	15.7	1.7	7.3
Effect of development-related items	(3.3)	(3.9)	(4.0)	(2.0)

Combined ratio	101.0%	107.0%	99.1%	100.9%

About the Company
Serving businesses and professionals since 1897, CNA is the country’s seventh largest commercial insurance writer and the thirteenth largest property and casualty company.  CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA’s services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. CNA is a registered trade mark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 378-4369, or for international callers, (719) 785-1754. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through November 9, 2009 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 8835634. The replay will also be available on CNA’s website. Financial supplement information related to the third quarter results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
FINANCIAL MEASURES
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer to CNA’s filings with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
FORWARD-LOOKING STATEMENT
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
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